LEASE MODIFICATION AGREEMENT (the "LMA")

Agreement (this "Agreement") dated as of January 31, 2012 between 600 Long Beach LLC, a Connecticut limited liability company having an office at 300 Long Beach Boulevard, Stratford, CT 06615 (hereinafter called "Owner"); and ST Acquisition Company, a Connecticut corporation, having an office at 500 Long Beach Boulevard Stratford, CT 06615 (hereinafter called "Tenant").

RECITALS:

A. The parties entered into a lease dated August 12, 2009 and Lease Modification Agreements dated April 5, 2010 and September 13, 2011 covering the premises at 600 Long Beach Boulevard, Stratford, CT. Said lease, as amended to date, is herein called the "Lease".

B. The Owner represents to the Tenant, and the Tenant represents to the Owner, for each of their respective companies that the names have not changed and that they are in good standing and authorized to do business in Connecticut.

NOW, THEREFORE, for good consideration the parties agree as follows:

    Owner confirms that as of January 1, 2012, (a) the Premises is 46,575 square feet, (b) Tenant occupies 59.03% of the building, (c) the Annual Fixed Rent due per paragraph 63.b of the Lease is $353,861.25 payable in equal monthly installments and (d) the Lease Term shall expire on May 31, 2020. Upon execution of this Agreement, Owner shall review Tenant's account and issue a statement to determine any amounts due to Tenant since the Annual Fixed Rent stated above is lower by $591.25 on a monthly basis than Tenant has been previously required to pay.
    Owner shall deliver an additional 32,325 square feet (shown on Lease Exhibit A-2) to Tenant on June 1, 2012. As of June 1, 2012, (a) the Premises shall be 78,900 square feet, (b) the attached Exhibits A-3 and D-3 shall replace Lease Exhibits A-2 and D-2, respectively, (c) Tenant's additional rent due per Lease articles 36 and 38 shall be equitably adjusted as if Tenant occupied 79.52% of the building, (d) Tenant's Annual Fixed Rent due per paragraph 63.b of the Lease shall be $470,234.85 payable in equal monthly installments and (e) Tenant shall have 150 parking spaces for its use. In addition, Lease Exhibit B-1 is hereby amended by the attached Exhibit B-2 to reflect the work Owner shall perform associated with this LMA in the Premises on or before June 1, 2012. Tenant shall transfer the associated natural gas and electric meter serving the 32,325 SF area into their name on or before June 1, 2012 and pay the associated charges directly to the utility companies.
    As of June 1, 2013, (a) the Premises shall be 78,900 square feet, (b) Tenant's additional rent due per Lease articles 36 and 38 shall be equitably adjusted to reflect Tenant's occupancy of 100 % of the building and (d) Tenant's Annual Fixed Rent due per paragraph 63.b of the Lease shall be $586,601.25 payable in equal monthly installments until May 31, 2020, at which time the Lease will terminate.
    Upon execution of this Agreement, the following additional changes shall be made into the respective paragraphs of the Lease as shown on the attached Lease Exhibit L.
    Lease Exhibit G, the Guaranty, remains in full force and effect upon the execution of this Agreement. Tenant has provided Teavana Holdings, Inc., the Guarantor, with copies of this Agreement by Tenant and discussed the changes made by this Agreement with Guarantor prior to executing this Agreement.
    Tenant is now represented by Cushman & Wakefield of Connecticut, Inc. as its Broker, and Owner agrees to compensate fully Cushman & Wakefield of Connecticut, Inc. as governed by a separate agreement.

7. Miscellaneous.

      Except as modified by this Agreement, the terms and conditions of the Lease shall remain in full force and effect and are hereby in all respects ratified and confirmed.
      The covenants, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as may otherwise be provided in the Lease.
      This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

[THE REMAINDER OF THIS PAGE IS INTETIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

FOR: 600 LONG BEACH, LLC

BY: Stratford Land Development Company Limited Partnership

Its: Managing Member

BY: The Stratford Industrial Corporation

Its: General Partner

BY: /s/ James R. Caissy

James R. Caissy

Its: President

FOR: ST ACQUISITION COMPANY

BY: /s/ Jurgen Link

Jurgen Link

Its: President

STATE OF CONNECTICUT )

)
COUNTY OF FAIRFIELD )

The foregoing instrument was acknowledged before me this 31st day of January, 2012 by Jurgen Link, its President on behalf of ST Acquisition Company, a Connecticut corporation, on behalf of the corporation.

_/s/ Yolanda Mitchell__________________

Notary Public

My Commission Expires: 5/31/2015

STATE OF CONNECTICUT )

)
COUNTY OF FAIRFIELD )

The foregoing instrument was acknowledged before me this 31st of January, 2012 by James R. Caissy, manager on behalf of 600 Long Beach, LLC a Connecticut limited liability company, on behalf of the company.

_/s/ Yolanda Mitchell__________________

Notary Public

My Commission Expires: 5/31/2015

EXHIBIT B-2

32,325 SF WAREHOUSEAREA:

Install T-5 lighting with motion sensors with equal or better foot-candles of lighting as Tenant's existing space in the building and to properly light the aisles according to Tenant's racking plan. Remove two sections of the existing demising wall 10' x 14' at locations to be confirmed by Tenant, remove the existing janitor's sink and adjacent water heater. The warehouse area shall be heated with three unit heaters and provided with three paddle fans in the loading area and two circulating fans along the southern most exterior wall.

Four (4) of the twelve (12) existing loading dock doors (8' wide x 9' high) shall be in good working order with levelers, shelters and a warranty until May 31, 2013.

32,325 SF OFFICE AREA:

The existing office area shall be renovated as directed by Tenant. All costs in excess of $96,000 shall be estimated in advance by Owner and subject to Tenant's review, approval and agreement on the terms and conditions on how Owner shall be paid for any costs in excess of $96,000. The office area shall be heated and air-conditioned by two roof top units. Tenant acknowledges that Owner will not know the extent of all such necessary alterations until March 1, 2012.

12,900 SF AREA:

Demolish the entire existing office area and install one mechanical dock leveler 6'x8' rated for 40,000 #'s. Install T-5 lighting with motion sensors with equal or better foot-candles of lighting as Tenant's existing space in the building and to properly light the aisles according to Tenant's racking plan. Install a new exhaust fan with damper controlled intake louver. The dock shelter, one 10'x14' opening in the existing demising wall and the removal of one existing unit heater work was already performed.

10,000 SF AREA:

Install a new exhaust fan with damper controlled intake louver.

EXHIBIT A-3

EXHIBIT A-3

12,400 SF
10,000 SF
23,675 SF
32,325 SF
RAMP

EXHIBIT D-3

EXHIBIT L

4. Condition of Premises, Repairs and Alterations: The Tenant shall keep the demised premises in good condition as may be necessary to keep them in repair and good appearance. Tenant shall at its expense, make all repairs of any nature to the demised premises or the building caused by the negligence of Tenant, its servants, employees, invitees or licensees or caused by the moving of Tenant's fixtures, furniture or equipment. The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit. The Tenant shall not make any alterations, additions, or improvements to said premises without the prior written consent of the Owner. Tenant shall, at its expense, prior to making any permitted alterations, obtain all permits, approvals and certificates required by any applicable governmental entities and upon completion obtain certificates of final approval thereof and develop duplicates of all such permits, approvals and certificates to Owner. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Owner or the Tenant, except furniture or moveable trade fixtures installed at the expense of the Tenant, shall be the property of the Owner and shall remain upon and be surrendered with the premises as a part thereof at the termination of this lease, without compensation to the Tenant, unless Owner at the time of consenting to Tenant's request to make alterations, elects to relinquish Owner's right thereto and to have all or some of them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of this lease, at Tenant's expense. Tenant shall repair any damage due to any such removal and all property remaining in the premises at the end of the term after Tenant's removal shall be deemed abandoned and may, at Owner's election, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. If Tenant fails, after ten (10) business days' notice, to proceed with due diligence to make repairs as required hereby, the same may be made by Owner at Tenant's expense, which shall be collectible as additional rent. Owner shall have no liability to Tenant with respect to the failure or delay in making repairs to the demised premises or the building or to any fixtures or equipment contained therein.

5. Liability of Owner: The Owner shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Owner harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.

To the fullest extent permitted by law, each party (the "Indemnitor") agrees to indemnify, defend and hold the other party (the "Indemnitee") harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including, without limitation, environmental damages and remediation expenses, reasonable attorneys' fees (collectively, "Losses"), arising out of, or with respect to: (A) any breach of any warranty or representation or any covenant or agreement of the Indemnitor under this Lease; or (B) any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Project and attributable to the negligence or misconduct of the Indemnitor, or its officers, employees, agents, contractors or invitees, except to the extent any such breach, any injury or death or any damage or destruction is attributable to the negligence or misconduct of the Indemnitee, or any of its officers, employees, agents, contractors or invitees, or as otherwise specifically provided in this Lease; provided, however, that the indemnification obligation created by this Section shall be expressly conditioned upon the Indemnitee (i) delivering to the Indemnitor prompt notice of any event giving rise to such indemnification obligation, and (ii) providing the Indemnitor the opportunity to defend itself from and against any Losses.

10. Subordination to Mortgages and Deeds of Trust: This Lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Owner, any instrument which may be deemed necessary or desirable by the Owner to further effect the subordination of this Lease to any such mortgage, deed of trust or encumbrance provided that the Tenant receives a Non-disturbance Agreement in reasonably satisfactorily form from Owner's present and any future mortgage holder. Tenant shall attorn to the holder of any mortgage acquiring title by virtue of a conveyance or through foreclosure proceedings.

11. Rules and Regulations of Owner: The rules and regulations regarding the demised premises as set forth in Article 56, hereof, as well as any other and further reasonable rules and regulations which shall be made by the Owner, shall be observed by the Tenant and by the Tenant's employees, agents and customers. The Owner reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and written notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises. To the extent that the changes to any rules and regulations during the Lease term increases the costs of the charges due and payable by Tenant to Owner, then Tenant shall send Owner a written notice, and the parties shall meet in good faith to resolve the matter within thirty (30) days of Tenants notice. If the matter remains unsatisfactory to Tenant or Owner after meeting to resolve the issue then the parties may choose to pursue the matter in binding arbitration in Connecticut governed by rules established by the American Arbitration Association.

35. Number of Parking Spaces: Owner agrees to make available to Tenant the following parking spaces:

(a) One hundred fifty (150) spaces for cars as shown on Exhibit "A-2".

These spaces shall be provided in accordance with the terms and conditions of Article 37 herein.

36. Taxes: [Existing (a), (b) and (c) remain unchanged.]

(d) Provided that this Lease is not cancelled or terminated, and there shall exist no Tenant Default, or an event that with the giving of notice or lapse of time, or both, would constitute a Tenant Default, and if Owner does not proceed to contest the Taxes, Tenant may initiate proceedings to contest the Taxes by appropriate proceedings diligently conducted in good faith. If required by law, Owner shall, upon written request by Tenant, join in any such proceedings initiated by Tenant, provided that Tenant shall pay all costs and expenses, charges, interest and penalties in connection therewith, including reasonable costs and expenses incurred by Owner. Tenant shall continue to reimburse Owner under Section 36 for all Taxes, which Landlord is or becomes obligated to pay pursuant to Section 36 during the pendency of any such proceedings. Upon conclusion of such proceedings, Tenant's account shall be equitably adjusted for Tenant's Share of any Taxes refunded to Owner or due from Owner as a result of any such proceedings.

37. Parking: The parking areas for trucks and delivery vehicles made available in front of loading docks or loading areas are not to be considered parking spaces but are provided solely for the efficient loading and unloading of goods. No vehicles may be parked in same longer than necessary, in Owner's reasonable judgment, for the efficient discharge of such purposes, except that Tenant may designate one (1) space in the parking area adjacent to its loading dock for the short term overnight parking of vehicles. It is intended that Tenant shall have the right for its own use of not more than the spaces designated in Article 35 hereof, but if Tenant, its agents, employees, licenses or invitees actually use more than said number of spaces on a regular basis, Owner shall send Tenant a written notice requesting that Tenant immediately cease and desist from so using said additional spaces. A failure of Tenant to comply herewith shall be a violation of a substantial obligation of the terms of this lease.

Tenant, its agents, servants, employees or invitees shall not cause or permit any of its automobiles, trucks or other motor vehicles to be parked overnight anywhere within Executive Park, except as permitted above.

Owner agrees to specifically designate the above described parking spaces if Tenant shall find them unavailable on a repeated basis. It shall be the obligation of Tenant to insure that its officers and employees will park in the areas so designated and will not obstruct the areas of other tenants nor park along road sides and other areas not specifically designated for parking. Owner shall have the right to use any lawful means to enforce the parking regulations which have been promulgated in accordance with the terms of this Lease, including but not limited to, the rules contained herein below.

40. Owner's Obligations: (a) Notwithstanding anything contained herein to the contrary in Article 4 hereof, the Tenant shall not be obligated to make any repairs to the roof, foundation, exterior walls, load-bearing interior walls or any structural defects (collectively, "Structural Repairs") unless said repairs are made necessary by the carelessness, omission, neglect or improper conduct of Tenant or Tenant's servants, employees, invitees or licensees. Owner shall perform all Structural Repairs not required to be made by Tenant under this subparagraph 40 (a), Tenant shall notify Owner of the same. If, within twenty (20) days after such notice Owner fails to complete such repairs (or, if such repairs are of a nature that they cannot reasonably be completed within such twenty (20) day period, Owner fails to commence such repairs within such twenty (20) day period and thereafter diligently prosecute the same to completion), then Tenant may cause such repairs to be made at Owner's reasonable expense. If Owner in good faith disputes its obligation to make any repair, such dispute shall be resolved by arbitration in Bridgeport, Connecticut under the auspices and rules of the American Arbitration Association. Tenant's right to cure set forth in the previous sentence shall be subject to any such arbitration proceeding.

(b) Owner shall light the access roads and parking areas during the hours between 7:00 AM and 10:00 PM, (but not after sunrise or before sunset), Monday through Friday, except on holidays. Tenant shall be responsible for lighting Tenant's entrances and loading areas.

(c) Owner shall clean and remove snow and ice from the access roads and parking areas (or, if the removal of ice is not reasonably possible, sand the same) except that Tenant shall remove snow and ice at Tenant's entrances and on any paved way solely for Tenant's use, or on any steps or stoops or platforms leading to Tenant's premises.

(d) Intentionally omitted.

(e) Owner shall not be required, unless otherwise agreed to in writing, to furnish any service during hours other than those set forth in this Lease.

(f) Owner shall maintain the access roads and parking areas in good order and repair. Tenant shall perform, at its expense, any necessary repairs and maintenance with respect to the loading dock serving the demised premises.

(g) Owner shall comply, at its expense, with those laws, ordinances, rules and regulations (collectively, "Laws and Ordinances") applicable to the building or the use and occupancy thereof, which Laws and Ordinances neither Tenant nor any other tenant or occupant of the building is obligated to comply with.

41. Tenant's Obligations and Remedies: (a) Tenant agrees not to employ any contractor in connection with any services, provisions, alterations or maintenance, unless Owner has first consented in writing to the contractor (which consent shall not be unreasonably withheld), it being the intention of Owner to limit the number of such contractors employed in the Park.

Tenant acknowledges that it shall be reasonable for Owner to withhold consent to the contractor proposed by Tenant if the use of such contractor would tend to cause labor problems at the building. Owner may cause to be revoked any agreements or contracts whether written or oral if no such prior written consent has been obtained and in such event Tenant shall forthwith cancel such contract as being invalid due to Tenant's failure to obtain Owner's prior consent. The categories of services referred to above shall include but not be limited to janitorial and window cleaning services, extermination of vermin, HVAC maintenance, food services and vending machines. Owner's disapproval of any contractor selected by Tenant must be accompanied by the designation of one or more contractors acceptable to Owner, whose prices must be reasonably competitive. In the event Owner does not approve or disapprove Tenant's contractor within seven (7) business days after receipt of written request therefore, then the contractor so selected by Tenant shall be deemed to have been approved by Owner.

(b) With respect to any work to be performed by the Tenant on the demised premises, in addition to any other limitations set forth in this Lease, Owner does not consent to the reservation of any title by any conditional vendor or secured party to any property which may be affixed to the realty so as to become a part thereof, wholly or in any portion without material injury to the freehold.

(c) Tenant shall promptly remove snow, litter or debris from the walkways, steps, or paved ways leading from the common areas to Tenant's entrances, exits and loading areas provided such walkways, steps and paved ways are for the sole use of Tenant.

(d) Tenant agrees, at its sole cost and expense, and throughout the term of this Lease, to maintain in good working order (including changing of filters at least four (4) times per year), repair and replace where necessary, the heating and air conditioning units and systems by using reputable heating and air conditioning contractors on a systematic basis, reasonably acceptable to Owner. Tenant shall submit on demand evidence of its maintenance contracts, as aforesaid. Tenant's obligations under this subparagraph (d) shall be conditioned upon Owner's initial installation of heating and air conditioning equipment meeting the criteria of Exhibits B and C hereto.

(e) Tenant agrees to purchase gas and electricity or any other fuel or source of energy at any time being supplied to the demised premises from the public utility company or the appropriate vendor servicing the demised premises and shall pay directly to the applicable utility company or the appropriate vendor the consumption of electricity and gas or other fuel referred to above. Owner shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electrical or other such service is changed or is no longer available or suitable for Tenant's requirements, where such change is due to circumstances beyond Owner's control. Owner's responsibility shall be solely limited to the repair of any lines or pipes outside of the demised premises, the repair of which may be the responsibility of Owner under the terms of this lease. In no event shall Owner be held responsible for any failure on the part of the utility company to repair or service its lines if such repair is not the Owner's responsibility or involves the line or property of the utility company.

(f) Intentionally omitted.

(g) Tenant shall, at Tenant's expense, keep the demised premises clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporations approved by Owner in accordance with subparagraph 41 (a) hereof.

(h) In addition to the provisions of subparagraph 41 (c), Tenant shall pay the cost of removal of any of Tenant's refuse and rubbish from the building. Tenant shall independently contract for the removal of such refuse and rubbish. Owner reserves the right to select a refuse disposal contractor to serve the entire Executive Park. The name of such contractor shall be available from Owner upon request, and Tenant shall employ no other refuse removal or carting contractor without specific written prior approval from Owner. The removal of such refuse and rubbish shall be subject to such rules and regulations as in the judgment of Owner are necessary for the proper operation of the building or buildings of which demised premises form a part, and of the Executive Park.

(i) Window coverings are for the Tenant's account and are discretionary except where the demised premises front onto a roadway facing the front entranceway of Tenant's premises. Where Tenant's industrial, as opposed to office uses, are visible from the outside, then in the event Tenant shall, throughout the term of this Lease, provide draperies, blinds, or other suitable coverage satisfactory to Owner on any windows so located, except along the rear drive.

(j) Tenant shall keep all windows in premises clean at all times. However, Tenant shall not be required to clean windows more often than once every three (3) months.

(k) Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and/or around the demised premises, and insure and keep insured at Tenant's expense all plate and other glass in the demised premises for and in the name of Owner. If such insurance cannot be obtained at reasonable rates, Tenant may self-insure.

(l) Tenant will make application for telephone service directly to the telephone company. Owner does not initiate or provide said service.

(m) Owner's Default, Tenant's Remedies: In the event of any failure by Owner to perform (an "Owner's Default") any term, condition, covenant or obligation of this Lease on the part of Owner to be performed within fifteen (15) days after the date on which Owner receives from Tenant notice specifically describing such failure, Tenant (in addition to all other remedies to which Tenant may be entitled under this instrument or at law or in equity) may cure such default by Owner on behalf of, and at the sole cost and expense of, Owner, including a supervision charge of twenty percent (20%) of all costs and expenses incurred by Tenant. Owner shall reimburse Tenant for its costs and expenses in connection therewith within thirty (30) days after Tenant's delivery to Owner of an invoice therefor. The foregoing notwithstanding, if Owner shall exercise in good faith diligent efforts within such fifteen (15) day period to cure the failure specified in the notice but shall not be able to do so because such repairs are of a nature that they cannot reasonably be completed within such fifteen (15) day period, then any such failure shall not be considered an Owner Default so long as Owner shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time.

56. Rules and Regulations:

A. Owner shall have the right to change the shape and location of parking areas and the use of same, but no action by Owner shall materially affect access to the leased premises, nor shall Owner do anything, which would prevent the availability to the Tenant of the parking spaces described above. Tenant and its officers, employees, agents, customers and invitees shall have the right, in common with Owner and all others to whom Owner has granted or may hereafter grant rights, to use the common areas as designated. Tenant shall not at any time interfere with the rights of Owner and other occupants of the building or buildings, their officers, employees, agents, customers and invitees to use any part of the parking areas and other common areas not specifically allocated to Tenant.

B. Intentionally omitted.

C. Without limiting the provisions of Paragraph 35, Owner may promulgate such rules and regulations with regard to the use of common areas as in its judgment may be desirable to improve the convenience thereof, and may close off such areas temporarily for the purposes of making repairs, alterations, to discourage unauthorized parking, or to prevent the loss to Owner of exclusive control over said area.

D. It shall be Tenant's responsibility to keep the loading areas free of all refuse and debris and to arrange promptly for removal of any such materials which are not removed as part of Tenant's regular refuse removal contract. If Tenant fails to remove substances such as, but not limited to miscellaneous lumber, pallets, crates, packing materials, barrels or drums, etc. Owner shall have the right upon three (3) days written notice to remove or to arrange for the removal of such substances, and to charge Tenant the reasonable cost thereof, which shall constitute additional rent under the terms of this Lease. Tenant shall promptly repair any damages to structures, paved areas and other common areas, which have been damaged by Tenant, its agents, employees, servants or licensees.

E. Tenant shall not store any goods outside of the building.

F. Upon vacating the premises, Tenant shall surrender to Owner originals or duplicate copies of all contracts and invoices in Tenant's possession for mechanical maintenance, services for heating and air conditioning equipment, including dates of service and nature of service performed. No security deposit (if then on deposit with Owner) shall be returnable until Tenant has complied with the conditions hereinabove. Nothing contained in this paragraph, however, shall be deemed to give Tenant the right to bind Owner in any way, and no service contract shall run beyond the term of this Lease as same may be terminated hereunder unless consented to in writing by Owner.

G. Intentionally omitted.

H. Tenant shall, subject to the other applicable terms of this Lease, remove, on vacating the premises, any private telephone systems, communicating systems or security systems unless Owner has specifically consented in writing to their remaining on the premises.

I. Wherever Tenant shall have affixed wall coverings, wall fixtures such as wall shelving, hooks, pictures, etc. to the walls and shall have covered, obscured or penetrated Owners standard painted finish, Tenant shall be responsible, upon removal from the premises, to leave behind a wall surface that is intact, generally acceptable in color or type, and if not easily repaintable, shall be removed and the surface restored to a paintable condition. Where such wall coverings are serviceable or repairable they may be left in place, at Owner's discretion.

J. Tenant shall, upon vacating the premises, promptly surrender to Owner any and all keys to the premises. If keys have not been returned, Tenant shall be liable for the cost to Owner of replacing locks and keys.

K. Intentionally omitted.

L. Notwithstanding anything contained in Article 4 hereof, Tenant may, if approved by Owner in writing, which approval shall not be unreasonably withheld, make interior nonstructural alterations provided Tenant complies with all of the following conditions with respect to any such alteration costing in excess of $1,000.00:

1. Tenant furnishes Owner a plan of the proposed alterations prior to construction for Owner's prior written approval;

2. Tenant furnished Owner with an "as built" plan upon completion of alterations;

3. Tenant will obtain all governmental permits and pay all applicable governmental fees;

4. Tenant will use only contractors reasonably approved by Owner and duly licensed for such work where applicable;

5. Tenant will perform all alterations in a good and workmanlike manner in accordance with standards at least equivalent to the standard prevailing in the building or buildings of which the demised premises form a part. Any failure partitions fronting on open ceiling space shall be taken to the underside of the roof;

6. Tenant accepts full responsibility for any changes in sprinklers, passages, legal exits, etc. which may be necessitated by such alterations and shall not do any work which shall adversely affect the remainder of the building of which the demised premises form a part;

7. Should such alterations result in any change in assessment due to the improvements made, Tenant will pay all such additional taxes as may become due on account of such alterations or improvements as set forth in Article 36 (c);

8. Upon vacating the space, Tenant agrees to remove such alterations and to reconstitute the premises to the condition in which they were delivered, normal wear and tear excepted, if so requested by Owner in writing at the time of Owner's review and approval referenced above;

9. In the event Tenant shall be authorized by Owner to remove any partitions, Tenant shall be responsible for any repairs to be specifically authorized to remove said partitions, whether installed by Owner or Tenant. Such partitions shall be deemed part of the realty and shall not be removed. Nothing herein contained shall prevent Owner, however, from requiring Tenant to remove any installation installed by or on behalf of Tenant of whatever nature whatsoever;

10. Tenant shall not make any installation on or through the roof, nor shall Tenant or Tenant's agents enter upon the roof or place objects thereon without the specific written permission of Owner's Maintenance Department which shall specify the time and conditions under which such entry may be obtained. Owner's Maintenance Department may make such rules and regulations as they deem appropriate to govern Tenant's use or access to the roof for any purpose whatsoever. Owner makes no representation, implied or expressed, as to the load bearing capacity of the roof at any one point, and Tenant shall be responsible for any construction, reconstruction or reinforcement necessary to make the roof suitable for Tenant's purposes.

M. Any equipment installed by Tenant or by Owner on behalf of Tenant which generates noise or vibrations shall be first approved by Owner and shall be installed by Tenant only in locations approved by Owner in writing, and provided such equipment shall be mounted and maintained on shock absorbing pads of a size and material suitable for the equipment so installed. Notwithstanding such approval, Tenant shall be fully liable for the correction of any condition which causes the transmission of sound, noise or vibration through the floor or structure of the building in such a manner as to interfere with the reasonable comfort and enjoyment of other space in the building by other tenants, as determined by Owner.

N. Intentionally omitted.

O. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

P. No tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances out of the doors or windows or stairways or loading docks of the building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants of those having business there, nor shall any animals or birds be kept in or about the building.

Tenant shall not bring or permit to be brought or kept in or on the demised premises any illegal amounts of inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

Q. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

R. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of the Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on doors shall be of a size, color and style acceptable to Owner.

S. Tenant's use of electric current shall not exceed the capacity of the then existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's reasonable opinion, will overload such installations or interfere with the use thereof by other tenants of the building.

Except as provided in this Section, Tenant shall not assign this Lease nor sublet any portion of the Premises, without the consent of Owner, which consent shall not be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Owner to withhold its consent to any proposed assignment or subletting due to the rental rates that Tenant may offer and due to any agreement Owner and its affiliates have restricting other tenant's competitors from leasing space at the property. In addition, any and all alterations and improvements made by Tenant to accommodate any approved assignment or subletting may at that time of Owner's consent be conditioned that those alterations and improvements be removed prior to the end of the Lease term.

Tenant shall have the right, without the consent of Owner, to assign this Lease or sublet any portion of the Premises to any of its Affiliate or any Successor by merger or purchase of assets. Absent the written agreement of Owner, no assignment of this Lease or subletting of all or any portion of the Premises shall relieve Tenant of any of the terms, conditions, covenants and obligations of this Lease on the part of Tenant to be performed. Within ten (10) days after the execution of any such assignment or sublease, Tenant shall deliver a complete copy of the documentation to Owner. For the purposes of this Section, an "Affiliate" means any entity controlling, controlled by or under common control with Tenant. A "Successor" means any entity which acquires all or substantially all of the assets of Tenant or which survives a statutory merger or consolidation with Tenant, provided that such entity has assets and a net worth at least equal to that of Tenant on the date of such acquisition or corporate transaction. If thereafter the transferee shall no longer be an Affiliate of Tenant, that shall be deemed a new assignment or sublease, as the case may be, subject to this paragraph.